Exhibit 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sabel
Media Relations
210/220-5416

FOR IMMEDIATE RELEASE
April 23, 2014

CULLEN/FROST REPORTS FIRST QUARTER 2014 RESULTS

•	EPS is up 5.5 percent

•	Average Total Loans grow 5.1 percent

•	Average Total Deposits increase 9.5 percent

•	Asset quality continues to improve

SAN ANTONIO - Cullen/Frost Bankers, Inc. today reported solid growth for the first quarter of 2014, as the Texas financial services leader continues to operate effectively in a challenging regulatory and interest rate environment.

Cullen/Frost’s net income available to common shareholders for the first quarter of 2014 was $59.2 million, or $.96 per diluted common share, compared to net earnings of $55.2 million, or $.91 per diluted common share for the first quarter of 2013. For the first quarter of 2014, return on average assets and return on average common equity were 1.00 percent and 9.97 percent, respectively, compared to 1.01 percent and 9.49 percent for the same period of 2013.

“I am very pleased with our results for the first quarter of 2014,” said Cullen/Frost Chairman and CEO Dick Evans. “Even though businesses remain cautious, because of our disciplined calling approach, we were able to grow average loans more than 5 percent over last year’s first quarter, and 9.8 percent annualized from the previous quarter.

“Strong year-over-year deposit growth of $1.8 billion drove average deposits to $20.5 billion. Amid the extended low interest rate environment, we generated an 8.7 percent increase in taxable-equivalent net interest income. Trust and investment management fees were up by 16 percent.

“Asset quality continues to improve. It was encouraging to see non-performing assets decline appreciably, down $44.6 million or a 42 percent drop, from the first quarter of 2013 and down $8.5 million from the previous quarter.

“As previously indicated, we expect the WNB merger to close in the second quarter subject to regulatory approval.”

“Last month, Frost was recognized as a J.D. Power 2014 Customer Champion. We were one of only 50 U.S. companies to receive this honor, which recognizes service excellence. And in February, Frost received 21 national and regional Greenwich Excellence awards for providing superior service and performance to small-business and middle-market banking clients. Both of these awards reflect positive responses from our customers.

“Operating only in Texas is a strategic advantage for Frost. We are fortunate to be in a business-friendly state where job growth continues to outpace that of the nation. Texas jobs are projected to grow at around 3 percent in 2014, compared to projected U.S. growth of around 2 percent.

“I am grateful to our wonderful employees for their dedication to our company and our culture. Whether they’re in direct contact with customers or serving in countless other ways, every employee makes a difference in the way customers experience Frost.”

Noted financial data for the first quarter:

•
Tier 1 and Total Risk-Based Capital Ratios under current guidelines for the Corporation at the end of the first quarter of 2014 were 14.41 percent and 15.38 percent, respectively, and are significantly in excess of well-capitalized levels. The ratio of tangible common equity to tangible assets was 7.78 percent at the end of the first quarter of 2014, compared to 8.00 percent for the same quarter last year. (tangible common equity ratio, which is a non-GAAP financial measure, is equal to end of period common shareholders’ equity less goodwill and intangible assets divided by end of period total assets less goodwill and intangible assets) Frost’s current capital levels today would meet the fully phased-in Basel III capital requirements issued by the U.S. bank regulators.

•
Net interest income on a taxable-equivalent basis for the first quarter totaled $187.8 million, an increase of 8.7 percent over the $172.8 million reported for the first quarter of 2013.The increase was driven primarily by an increase in the average volume of earning assets. The net interest margin was 3.42 percent for the first quarter, compared to 3.45 percent for the first quarter of 2013 and 3.39 percent for the fourth quarter of 2013.

•
Non-interest income for the first quarter of 2014 was $77.5 million, compared to the $77.8 million reported a year earlier. Trust and investment management fees increased $3.5 million, or 16.1 percent, to $25.4 million, from the $21.9 million reported in the first quarter of 2013. Most of this increase was due to investment fees, which were up $2.7 million from last year’s first quarter. Other income was $6.5 million, compared to $11.0 million reported for the previous year’s first quarter. Other non-interest income in the first quarter 2013 was affected by a $4.3 million gain recognized from the sale of a bank- owned downtown San Antonio office building and parking garage that occurred in the first quarter of 2013.

•
Non-interest expense for the first quarter of 2014 was $157.9 million, up $2.1 million, from the $155.8 million for the first quarter of 2013. Salaries and wages were up $3.8 million, or 5.6 percent, over the same quarter a year earlier, and were impacted by an increase in the number of employees, combined with normal annual merit and market increases. Employee benefits were $17.4 million, compared to $18.0 million reported in the first quarter of 2013. Other expense was $38.6 million, a $2.9 million decrease from the $41.5 million reported for the first quarter of 2013. Other expense for the first quarter 2014 was impacted by higher professional services expense, including $1.1 million of acquisition-related expenses associated with the pending acquisition of WNB Bancshares, Inc. Approximately $6.2 million of other expense included in last year’s first quarter was from the write-down of land that is part of the headquarters facility that was made available for sale.

•
For the first quarter of 2014, the provision for loan losses was $6.6 million, compared to net charge-offs of $3.9 million. For the first quarter of 2013, the provision for loan losses was $6.0 million, compared to net charge offs of $16.9 million. The allowance for loan losses as a percentage of total loans was 0.98 percent at March 31, 2014, compared to 1.02 percent at the end of the first quarter of 2013. Non-performing assets were $61.3 million at the end of the first quarter of 2014, compared to $105.9 million at the end of the first quarter of 2013 and $69.8 million for the fourth quarter of 2013.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, April 23, 2014 at 10 a.m. Central Daylight Time (CDT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 p.m. CDT until midnight Sunday, April 27, 2014 at 855-859-2056, with Conference ID# 29249352. The call will also be available by webcast on the company’s website, frostbank.com, and available for playback after 2 p.m. CDT. After entering the website, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $24.7 billion in assets at March 31, 2014. Among the top 50 largest U.S. banks and one of 24 banks included in the KBW Bank Index, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation’s assessment of that impact.

•	Volatility and disruption in national and international financial markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of the Corporation’s goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of the Corporation’s borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	The Corporation’s ability to attract and retain qualified employees.

•	Changes in the competitive environment in the Corporation’s markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of the Corporation’s vendors, internal control systems or information systems.

•	Changes in the Corporation’s liquidity position.

•	Changes in the Corporation’s organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	The Corporation’s success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2014	2013
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$160,335	$159,208	$155,353	$153,181	$152,813
Net interest income (1)	187,795	184,960	179,121	173,966	172,802
Provision for loan losses	6,600	5,899	5,108	3,575	6,000
Non-interest income:
Trust and investment management fees	25,411	24,237	22,692	22,561	21,885
Service charges on deposit accounts	19,974	20,602	20,742	20,044	20,044
Insurance commissions and fees	13,126	10,433	10,371	9,266	13,070
Interchange and debit card transaction fees	4,243	4,324	4,376	4,268	4,011
Other charges, commissions and fees	8,207	8,586	9,266	8,578	7,755
Net gain (loss) on securities transactions	—	1,179	(14)	6	5
Other	6,529	9,177	6,558	7,786	11,010
Total non-interest income	77,490	78,538	73,991	72,509	77,780

Non-interest expense:
Salaries and wages	70,217	72,201	68,524	66,502	66,465
Employee benefits	17,388	14,798	14,989	14,629	17,991
Net occupancy	12,953	12,750	13,094	12,645	11,979
Furniture and equipment	14,953	14,643	14,629	14,986	14,185
Deposit insurance	3,117	3,037	2,921	2,835	2,889
Intangible amortization	689	753	780	788	820
Other	38,624	36,333	36,886	37,373	41,485
Total non-interest expense	157,941	154,515	151,823	149,758	155,814
Income before income taxes	73,284	77,332	72,413	72,357	68,779
Income taxes	12,096	14,761	11,969	12,694	13,591
Net income	61,188	62,571	60,444	59,663	55,188
Preferred stock dividends	2,016	2,016	2,015	2,688	—
Net income available to common shareholders	$59,172	$60,555	$58,429	$56,975	$55,188

PER COMMON SHARE DATA
Earnings per common share - basic	$0.97	$1.00	$0.96	$0.95	$0.91
Earnings per common share - diluted	0.96	0.99	0.96	0.94	0.91
Cash dividends per common share	0.50	0.50	0.50	0.50	0.48
Book value per common share at end of quarter	39.76	39.13	38.63	37.91	38.33

OUTSTANDING COMMON SHARES
Period-end common shares	60,896	60,566	60,492	60,236	59,970
Weighted-average common shares - basic	60,701	60,461	60,340	60,011	60,593
Dilutive effect of stock compensation	886	846	866	664	581
Weighted-average common shares - diluted	61,587	61,307	61,206	60,675	61,174

SELECTED ANNUALIZED RATIOS
Return on average assets	1.00%	1.02%	1.01%	1.03%	1.01%
Return on average common equity	9.97	10.21	10.07	9.93	9.49
Net interest income to average earning assets (1)	3.42	3.39	3.38	3.43	3.45

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2014	2013
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$9,578	$9,348	$9,251	$9,207	$9,109
Earning assets	22,240	21,864	21,199	20,468	20,415
Total assets	24,007	23,623	22,926	22,232	22,213
Non-interest-bearing demand deposits	8,153	8,002	7,738	7,452	7,431
Interest-bearing deposits	12,358	12,099	11,722	11,319	11,292
Total deposits	20,511	20,101	19,460	18,771	18,723
Shareholders' equity	2,553	2,497	2,447	2,445	2,431

Period-End Balance:
Loans	$9,751	$9,516	$9,306	$9,233	$9,162
Earning assets	22,817	22,238	21,688	20,755	20,787
Goodwill and intangible assets	542	543	541	542	543
Total assets	24,685	24,313	23,530	22,572	22,498
Total deposits	21,066	20,689	19,979	19,078	19,044
Shareholders' equity	2,566	2,514	2,481	2,428	2,443
Adjusted shareholders' equity (1)	2,423	2,374	2,335	2,272	2,229

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$95,156	$92,438	$93,147	$93,400	$93,589
As a percentage of period-end loans	0.98%	0.97%	1.00%	1.01%	1.02%

Net charge-offs:	$3,882	$6,608	$5,361	$3,764	$16,864
Annualized as a percentage of average loans	0.16%	0.28%	0.23%	0.16%	0.75%

Non-performing assets:
Non-accrual loans	$49,503	$56,720	$79,081	$86,714	$91,644
Restructured loans	—	1,137	8,243	1,900	1,613
Foreclosed assets	11,788	11,916	10,748	13,047	12,630
Total	$61,291	$69,773	$98,072	$101,661	$105,887
As a percentage of:
Total loans and foreclosed assets	0.63%	0.73%	1.05%	1.10%	1.15%
Total assets	0.25	0.29	0.42	0.45	0.47

CONSOLIDATED CAPITAL RATIOS
Tier 1 Risk-Based Capital Ratio	14.41%	14.39%	14.53%	14.22%	14.23%
Total Risk-Based Capital Ratio	15.38	15.52	15.68	15.39	15.44
Leverage Ratio	8.59	8.49	8.61	8.60	8.42
Equity to Assets Ratio (period-end)	10.39	10.34	10.54	10.76	10.86
Equity to Assets Ratio (average)	10.63	10.57	10.67	11.00	10.94

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).